Exhibit 16

                                Power of Attorney

                               POWER OF ATTORNEY
                                      FOR
                       SECURITIES AND EXCHANGE COMMISSION
                              AND RELATED FILINGS

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         The  undersigned  Trustees and  officers of Advisors  Series Trust (the
"Trust") hereby appoint Robert H. Wadsworth,  his attorney-in-fact and agent, in
all  capacities,   to  execute  and  to  file  any  documents  relating  to  the
Registration Statements on Form N-14 under the Investment Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign juristictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trusts, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. Each of the undersigned grants to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue therof.

         The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 17th day of December, 1997.


                                        President, Principal Financial
------------------------------------    and Accounting Officer, and Trustee
Eric M. Banhazl



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Walter E. Auch, Sr.                     Trustee




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Donald E. O'Connor                      Trustee




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George T. Wofford III                   Trustee